UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 12, 2004

Mississippi Chemical Corporation

(Exact name of Registrant as specified in its charter)

Mississippi	001-12217	64-0292638
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3622 Highway 49 East, Yazoo City, Mississippi	39194
(Address of principal executive offices)	(Zip Code)

(662) 746-4131
(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]     Pre commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

          (17 CFR 240.14d-2(b))

[  ]     Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

          (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This amendment on Form 8-K/A amends the registrant's Current Report on Form 8-K filed on November 16, 2004, to correct two typographical errors regarding the age of the officer stated therein and dates related to a former position with the registrant, each in Item 5.02.

Item 5.02   Appointment of Principal Officers.

            On November 12, 2004, the board of directors of Mississippi Chemical Corporation appointed

J. Michael Bertram, 43, Vice President of Finance to serve until the next annual meeting of the board of directors or until his successor is elected and qualified. Mr. Bertram previously held the following positions with the registrant: Director of Finance (2004); Director, Strategic Initiatives and Taxes (2000 - 2004); Director of Taxes (1998 - 2000). Mr. Bertram is a party to a Form of Key Executive Retention and Severance Agreement, filed as Exhibit 10.21 to the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 2003, SEC File No. 001-12217, and incorporated herein by reference.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                          MISSISSIPPI CHEMICAL CORPORATION

Date:  November 17, 2004                                 By:    /s/ Timothy A. Dawson

                                                                                   Timothy A. Dawson

                                                                                   Senior Vice President and Chief Financial Officer